UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The shareholders of The Davey Tree Expert Company (the “Company”) approved the 2014 Omnibus Stock Plan (the “2014 Plan”) at the Annual Meeting of Shareholders on May 20, 2014. The 2014 Plan replaces the expiring 2004 Omnibus Stock Plan (the “2004 plan”) previously approved by the shareholders in 2004.
The objective of the 2014 Plan is to encourage continued employee ownership and to foster and promote the long-term growth and performance of the Company by enhancing the Company’s ability to attract and retain qualified employees and directors and by motivating employees and directors through stock ownership and performance-based incentives. The 2014 Plan will be administered by the Compensation Committee of the Board of Directors and will remain in effect for ten years. All directors of the Company and employees of the Company and its subsidiaries are eligible to participate in the 2014 Plan.
The 2014 Plan (similar to the 2004 plan) continues the maintenance of the employee stock purchase program, as well as provisions for the grant of stock options and other stock-based incentives. The Company also may, from time-to-time, consider future subscription offerings. In addition, the 2014 Plan expressly provides for the grant of awards that are conditioned upon the achievement of performance objectives.
The 2014 Plan provides for the grant of 5.0% of the number of the Company’s common shares (“common shares”) outstanding as of the first day of each fiscal year plus the number of common shares that were available for grant of awards, but not granted, in prior years. In no event, however, may the number of common shares available for the grant of awards in any fiscal year exceed 10.0% of the common shares outstanding as of the first day of that fiscal year. The maximum number of common shares that may be subject to awards granted to any particular employee in any year is 100,000, and the maximum number of common shares that may be issued under incentive stock options granted under the 2014 Plan is 500,000.
Common shares subject to an award that is forfeited, terminated, or canceled without having been exercised (other than shares subject to a stock option that is canceled upon the exercise of a related stock appreciation right) are generally added back to the number of shares available for grant under the 2014 Plan.
A summary of the 2014 Plan is included in Proposal Two of the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 4, 2014 (the “Proxy Statement”), which summary is incorporated in its entirety herein by reference. The summaries of the 2014 Plan contained herein and in the Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the 2014 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
The Davey Tree Expert Company held its Annual Meeting of Shareholders on May 20, 2014 (the “Annual Meeting”). There were 10,239,937 shares represented to vote either in person or by proxy, which represented a quorum.
Shareholders of the Company voted on three proposals described in the Proxy Statement, the relevant portions of which are incorporated herein by reference, as follows:

Proposal One -- Election of Directors
Shareholders of the Company elected the following nominees named in the Proxy Statement to serve as directors for the term expiring on the date of the annual meeting in 2017 with the following votes:

	Number of Shares
	For	Withheld	Abstentions	Broker Nonvotes
Patrick M. Covey	10,029,777	210,160	—	—
J. Dawson Cunningham	10,168,743	71,194	—	—
Sandra W. Harbrecht	9,574,597	665,340	—	—

Additional Directors whose terms in office as Directors continued after the Annual Meeting were William J. Ginn, Douglas K. Hall, John E. Warfel and Karl J. Warnke.

After many years of distinguished service to the Company, Mr. R. Douglas Cowan was not nominated and did not continue as a Director, effective as of the date of the Annual Meeting.
Proposal Two -- To approve The Davey Tree Expert Company 2014 Omnibus Stock Plan.
Shareholders of the Company approved the 2014 Omnibus Stock Plan as set forth in the Proxy Statement with the following votes:

	Number of Shares
	For	Against	Abstentions	Broker Nonvotes
Proposal Two	9,994,685	71,246	23,005	—
Proposal Three -- Advisory Approval of Named Executive Officer Compensation

Shareholders of the Company approved on an advisory basis the compensation of the Company’s named executive officers as set forth in the Proxy Statement with the following votes:

	Number of Shares
	For	Against	Abstentions	Broker Nonvotes
Proposal Three	9,735,993	301,398	61,545	—

The next shareholder advisory vote on the Company’s named executive officer compensation will occur at the 2017 annual shareholders’ meeting.
Item 9.01 Financial Statements and Exhibits
10.1    The Davey Tree Expert Company 2014 Omnibus Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul
Chief Financial Officer and Secretary

Date: May 21, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	The Davey Tree Expert Company 2014 Omnibus Stock Plan